Exhibit 23


               Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-48735) pertaining to the PlayCore, Inc. Stock Program of our report dated January 29, 1999, except for Note 12, as to which the date is February 16, 1999, with respect to the consolidated financial statements and schedules of PlayCore, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.




Milwaukee, Wisconsin                                        /s/ERNST & YOUNG LLP
March 25, 1999